Exhibit 99.1

For Immediate Release

Contact:

Al Palombo
Dan Coccoluto	Lester Rosenkrantz
Omtool, Ltd.	Cameron Associates
Chief Financial Officer (Acting)	Investor Relations
603-898-8900, ext. 1446	(212) 245-8800 Ext. 209
coccoluto@omtool.com	al@cameronassoc.com

OMTOOL REPORTS CONTINUED PROFITABILITY WITH SECOND QUARTER 2004 RESULTS

AccuRouteTM 2.0 Sales Increase 300% Over Previous Quarter

SALEM, N.H., July 21, 2004 – Omtool, Ltd. (NASDAQ: OMTL),  a leading provider of electronic business document exchange systems and software, today reported results of operations for the second quarter ended June 30, 2004.  Total revenues for the second quarter were approximately $3.4 million, compared with revenues of approximately $3.3 million for the second quarter of 2003.  Net income for the quarter ended June 30, 2004 was approximately $278,000 or $0.07 per share, on a basic and diluted basis, as compared to a net loss of approximately $758,000 or $(0.22) per share, on a basic and diluted basis for the same quarter of 2003.

For the six-month period ended June 30, 2004, total revenues were $7.4 million versus total revenues of $6.3 million for the same period in 2003.  For the first six months of 2004, the Company recorded net income of approximately $657,000 or $0.17 per fully diluted share and $0.18 per basic share as compared to a net loss of approximately $1.4 million or $(0.41) per share, on a basic and diluted basis for the first six months of 2003.

Software revenues from Omtool’s new AccuRoute product in the quarter were approximately $587,000 versus approximately $180,000 the previous quarter, an increase of over 300%.  Software revenues from Omtool’s legacy fax products declined approximately $328,000 and the associated hardware revenue declined approximately $719,000.  Total gross profit margin increased from 59% for the three months ended June 30, 2003 and 64% for the three months ended March 31, 2004 to 69% in the current quarter.  The Company had an ending cash balance of approximately $10.3 million dollars, an increase of approximately $320,000 from its March 31, 2004 balance.

Commenting on the results, Robert Voelk, President and Chief Executive Officer of Omtool stated, “Sales of our AccuRoute product for the quarter exceeded our internal expectations and reinforced our excitement about the product and our decision to focus on the market for business document routing solutions.  Although we experienced a drop in software and hardware revenue in our legacy fax business in the last quarter, which has been relatively stable, even showing a slight up trend over the past few quarters, we believe, in light of our strong pipeline for our legacy products, that the weakness we experienced at quarter end does not justify any change in our view that the legacy business will be up over 2003.  In fact, if viewed for the six month period ended June 30, 2004, the fax software and hardware business is up moderately over the same period of 2003 and we believe that this trend will continue.  We will continue to monitor this business closely, while maintaining our primary focus on expanding the distribution channels and sales levels of our AccuRoute product.”  Voelk concluded, “As a long-term sales strategy we continue to transition our organization to better meet the demands of clients and to maximize sales penetration in our target markets.  Our recent announcement regarding the initiation of our facilities management program is meeting with success illustrated by the addition of Uniscribe Professional Services, Inc. and Merrill Corporation to our group of participants in the program and we anticipate announcing additional new partnerships as the year progresses.  We believe that these partnerships are an essential component in a healthy mix of direct sales, distribution partners, value added resellers and strong OEM relationships; all of which will help us realize the market opportunity we see developing in the AccuRoute product category.  We believe that our future prospects for AccuRoute product sales and for Omtool in general are quite positive.”

About Omtool, Ltd.
Omtool provides enterprise document messaging applications that streamline workflows, reduce costs and ensure secure, confidential e-document exchange.  Omtool accomplishes this by integrating with industry-leading e-mail messaging, enterprise resource and document management systems to add secure delivery and high volume fax functionality to a company’s existing communication infrastructure.  Because paper remains an integral part of many business processes, Omtool also provides technology that incorporates electronic delivery, security and billing functionality into industry-leading multifunction and scanning devices.  Based in Salem, N.H., and with an office in the United Kingdom, the company can be contacted at 800-886-7845 or www.omtool.com.

This press release contains forward-looking statements, including, without limitation, statements regarding the Company’s future financial and operating performance, customer interest in the Company’s Genifax™ and AccuRoute™ products, long-term sales strategy, distribution channels and the future plans of Company management.  These forward-looking statements are neither promises nor guarantees, but are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to, risks associated with the introduction of new product offerings, including the AccuRoute, Genidocs™ and Genifax™ software products, the success of the Company’s channel sales strategies, business partner strategies and new marketing efforts, the continuation of market demand for fax-based software solutions, fluctuations in quarterly results of operations, dependence on continuing market acceptance of Fax Sr. NT™ software, changes in the regulatory environment, dependence on continuing growth in the number of organizations implementing secure electronic document exchange, competition, the Company’s ability to complete development of, and market acceptance of new products, including the AccuRoute, Genidocs and Genifax software products, product enhancements, the risks associated with reductions in staff and those other risk factors described in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2004 and the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 14, 2004.  Reported results should not be considered an indication of future performance.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Omtool undertakes no responsibility to update any such forward-looking statements.

The consolidated statement of operations and condensed consolidated balance sheet follow.

Consolidated Statements of Operations

(in Thousands except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2004	2003	2004	2003
Revenues:
Software license	$1,131	$1,111	$2,304	$1,989
Hardware	448	611	1,616	1,117
Service and other	1,788	1,610	3,476	3,208
Total revenues	3,367	3,332	7,396	6,314
Cost of revenues:
Software license	87	97	118	151
Hardware	314	451	989	800
Service and other	644	806	1,392	1,597
Total cost of revenues	1,045	1,354	2,499	2,548
Gross profit	2,322	1,978	4,897	3,766
Operating expenses:
Sales and marketing	988	1,337	2,032	2,668
Research and development	482	588	953	1,172
General and administrative	573	825	1,271	1,558
Total operating expenses	2,043	2,750	4,256	5,398
Income (loss) from operations	279	(772)	641	(1,632)
Interest and other income	37	14	74	53
Income (loss) before tax provision (benefit)	316	(758)	715	(1,579)
Tax provision (benefit)	38	—	58	(155)
Net Income (loss)	$278	$(758)	$657	$(1,424)

Net income (loss) per share
Basic	$0.07	$(0.22)	$0.18	$(0.41)
Diluted	$0.07	$(0.22)	$0.17	$(0.41)

Weighted average number of common shares outstanding
Basic	3,834	3,492	3,678	3,492
Diluted	4,055	3,492	3,862	3,492

OMTOOL, LTD.

Consolidated Summary Financial Data

Consolidated Balance Sheets	June 30, 2004	December 31, 2003
(in Thousands)	(Unaudited)

Assets:
Cash and cash equivalents	$10,270	$8,242
Accounts receivable, net	1,264	1,535
Inventory	33	38
Prepaids and other	300	268
	11,867	10,083
Property and equipment, net	291	395
Other assets	12	14
	$12,170	$10,492
Liabilities and stockholders’ equity:
Accounts payable	$496	$884
Accrued expenses	1,349	1,203
Accrued state sales tax	945	1,010
Accrued restructuring	158	444
Deferred revenue	3,583	3,512
	6,531	7,053
Stockholders’ equity	5,639	3,439
	$12,170	$10,492